Exhibit 1.1
5,882,353 Shares
IMAX CORPORATION
Common Stock
UNDERWRITING AGREEMENT
August 11, 2009
Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660
Ladies and Gentlemen:
     IMAX Corporation, a corporation incorporated under the federal laws of Canada (the “Company”) proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC (the “Underwriter”) an aggregate of 5,882,353 authorized but unissued common shares (the “Underwritten Shares”), no par value (the “Common Shares”), of the Company and to grant the Underwriter the option to purchase an aggregate of up to 882,353 additional Common Shares (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering of the Underwritten Shares. The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”
     The Company and the Underwriter hereby confirm their agreement as follows:
     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-157300) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.
     The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement in the form heretofore delivered to the Underwriter. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, and any preliminary prospectus supplement or “red herring,” in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.
     For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.
     2. Representations and Warranties Regarding the Offering.
          (a) The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:
          (i) At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.
          (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus, or further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.
          (iii) (A) Neither (x) the Time of Sale Disclosure Package, nor (y) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein. As used in this paragraph and elsewhere in this Agreement:
          (1) “Time of Sale” means 7:00 am (New York City time) on August 12, 2009.
          (2) “Time of Sale Disclosure Package” means any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Statutory Prospectus and the transaction information set forth in Schedule I to this Agreement, if any.
          (3) “Statutory Prospectus” as of any time means the Prospectus that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

          (4) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
          (5) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.
          (6) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.
          (B) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(a)(iii) below, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.
          (C) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.
          (D) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act.
          (E) The Company has not distributed and will not distribute any free writing or other prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package or the information set forth on Schedule I.
          (iv) The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act. In addition, at the time of filing of the Registration Statement and as of the date hereof, the Company had (A) a non-affiliate public float of (1) $150 million, or (2) $100 million and an annual trading volume of at least 3 million shares, (B) filed all the material required to be filed by the Company pursuant to the Exchange Act for a period of at least 36 calendar months, and (C) filed in a timely manner all reports required to be filed during the past 12 calendar months, and, in the case of (B) and (C), any portion of a month immediately preceding such dates. For purposes of this subsection (iv), “non-affiliate public float” shall mean the number of shares held by non-affiliates of the Company multiplied by the price at which the Common Shares were last sold before the filing of the Registration Statement or the Closing Date, as applicable, and “annual trading volume” shall mean the volume of Company stock traded in any continuous 12 month period ended within 60 days prior to the filing of the Registration Statement or the Closing Date, as applicable.
          (v) The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations.
          (vi) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.
          (vii) There is no action pending to delist the Common Shares from the Nasdaq Global Market or any other trading market on which the Common Shares are or have been listed or quoted, nor has the Company received any notification that the Nasdaq Global Market or any other such trading market is currently contemplating terminating such listing. When issued, the Shares will be listed on the Nasdaq Global Market.
          (viii) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          (ix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

          (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
     3. Representations and Warranties Regarding the Company.
          (a) The Company represents and warrants to and agrees with, the Underwriter, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:
          (i) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to carry on its business as now conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as is not reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”), each of the subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to carry on its business as now conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation, in the case of a subsidiary of the Company, is not reasonably likely to have a Material Adverse Effect.
          (ii) This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (B) general principles of equity and (C) with respect to the enforcement of any rights to indemnity and contribution, securities laws and principles of public policy.
          (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with, or result in any violation of any provisions of the Company’s charter, bylaws or any other organizational or charter document, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a violation of any applicable law to which the Company or a subsidiary is subject, or by which any property or asset of the Company or a subsidiary is bound or affected.
          (iv) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Shares to the Underwriter in accordance with the terms hereof. All consents, approvals, orders and authorizations required on the part of the Company or its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.
          (v) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been or will be issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, or options, warrants, agreements, contracts or other rights to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.
          (vi) The Company and its subsidiaries have timely filed all tax returns required to be filed, which returns are true and correct in all material respects, and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and as is not reasonably likely to result in a Material Adverse Effect.
          (vii) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has entered into any transactions other than those in the ordinary course of business with respect to the Company and its subsidiaries considered as one enterprise, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan or any new grants other than in the ordinary course of business), (d) there has not been any material increase in the Company’s indebtedness, or (e) there has not been the occurrence of any Material Adverse Effect..
          (viii) (A) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such), which is reasonably likely to result in a Material Adverse Effect, and (B) there is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its respective directors or officers (in their capacities as such) relating to the business of the Company, the presence of which is reasonably likely to result in a Material Adverse Effect. To the Company’s knowledge, no circumstances exist that could form a valid basis for a claim against the Company as a result of the conduct of the Company’s business that is reasonably likely to result in a Material Adverse Effect.
          (ix) Each of the Company and its subsidiaries has, and is in compliance with, all franchises, licenses, certificates and other authorizations (“Permits”) from any government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess or comply with any such Permits is not reasonably likely to result in a Material Adverse Effect.
          (x) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.
          (xi) Each of the Company and its subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess them is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that is reasonably likely to result in a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of any infringement rights by a third party with respect to any Intellectual Property that is reasonably likely to result in a Material Adverse Effect.
          (xii) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to, any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, (D) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.
          (xiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (xiv) The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably deems adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.
          (xv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that has resulted in or is reasonably likely to result in a Material Adverse Effect.
          (xvi) Other than as contemplated by this Agreement or as disclosed to the Underwriter in writing, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     4. Purchase, Sale and Delivery of Shares.
          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriter, and the Underwriter agrees to purchase the Underwritten Shares from the Company. The purchase price for each of the Underwritten Shares shall be $8.075 per share (the “Per Share Price”). The Company agrees to pay to the Underwriter the compensation as set forth in Schedule II hereto.
          (b) The Company hereby grants to the Underwriter the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company all or a portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the offering of the Underwritten Shares. This option may be exercised by the Underwriter at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.
     Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below. For the purpose of expediting the checking of the certificate for the Additional Shares by you, the Company agrees to make a form of such certificate available to you for such purpose at least one full business day preceding the Option Closing Date.
          (c) The Underwritten Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 9:00 a.m. New York City time, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” If the Underwriter so elects, delivery of the Underwritten Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter. Certificates representing the Underwritten Shares, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. PST on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.
     5. Covenants.
          (a) The Company covenants and agrees with the Underwriter as follows:
          (i) During the period beginning on the date hereof and ending on the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.
          (ii) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8)).
          (iii) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (B) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (iv) The Company shall use reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
          (v) The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.
          (vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (vii) The Company will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, which shall, in no event, exceed $10,000, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

          (viii) The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.
          (ix) The Company and its subsidiaries will comply in all material respects with the applicable provisions of the Sarbanes Oxley Act, including, without limitation, maintaining such controls and other procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is (A) recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (B) accumulated and communicated to the Company’s management to ensure that material information relating to the Company and its subsidiaries is made known to them by others within those entities.
          (x) During the Prospectus Delivery Period, the Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (xi) The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Shares upon the exercise of options or warrants outstanding as of the date hereof, or (3) the issuance of employee and consultant stock options, warrants and other rights to purchase Common Shares not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive such extension in writing.
     6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder to be performed on or prior to the Closing Date and the following additional conditions:
          (a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter and its counsel.
          (b) The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
          (c) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.
          (d) On the Closing Date, there shall have been furnished to the Underwriter the opinion of Shearman & Sterling LLP and McCarthy Tetrault LLP, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule III.
          (e) On the Closing Date, the Underwriter shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date and addressed to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement.
          (f) On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the General Counsel and Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that:
          (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
          (ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and
          (iii) There has been no occurrence of any event resulting or reasonably likely to result in any Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.
          (g) On or before the date hereof, the Underwriter shall have received a duly executed “lock-up” agreement, in a form acceptable to the Underwriter, between the Underwriter and Richard Gelfond.
          (h) The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence customary in the circumstances as the Underwriter or counsel for the Underwriter may have reasonably requested.
     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.
     7. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any documented legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.
          (b) The Underwriter will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the

Company by the Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.
          The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Underwritten Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter commissions referenced in Section 4(a) (and as set forth on Schedule II hereto) actually received by the Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
          (f) For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriter, including, without limitation, those relating to stabilizing transactions.
     8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.
     9. Termination of this Agreement.
          (a) The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or New York state authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case, in the Underwriter’s judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.
          (b) If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.
          10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, Attn: Managing Director; if to the Company, shall be mailed, delivered or telecopied to it at IMAX Corporation, 110 East 59th Street, Suite 2100, New York, NY 10022, Attn: General Counsel; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.
     12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.
     13. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.
     14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

          Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

IMAX CORPORATION

By:
Name:
Title:

Confirmed as of the date first above- mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:
[Signature page to Underwriting Agreement]

SCHEDULE I
FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus Supplement dated August 11, 2009
Registration Statement No. 333-157300
Dated August 11, 2009
IMAX Corporation
5,882,353 Common Shares
Final Term Sheet

Issuer:	IMAX Corporation (the “Company”)

Symbol:	IMAX (NasdaqGM); IMX (Toronto Stock Exchange)

Security:	Common shares, no par value

Size:	5,882,353 common shares

Over-allotment option:	882,353 additional common shares

Public offering price:	$8.50 per share

Underwriting commissions:	$0.425 per share

Net proceeds (excluding the over-allotment):	$47,200,000 ($54,325,000 if the underwriter exercises its over-allotment option in full) (in each case, after deducting the underwriter’s commissions and estimated offering expenses payable by the Company)

Trade date:	August 11, 2009

Settlement date:	August 17, 2009

Underwriter:	Roth Capital Partners, LLC

CAPITALIZATION
The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2009:
•	on an actual basis; and

•	on an as adjusted basis to effect (1) the repurchase of $6.0 million principal amount of the Senior Notes in July 2009, and (2) our sale of 5,882,353 common shares in this offering, based on the public offering price of $8.50 per share, and after deducting underwriting commissions and estimated offering expenses paid by us, assuming the underwriter does not exercise its over-allotment option.
This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto that are incorporated by reference in the preliminary prospectus supplement, dated August 11, 2009, relating to this offering (the “Preliminary Prospectus Supplement”) and the accompanying prospectus.

	June 30, 2009
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$49,000	$90,170

Indebtedness:
Bank indebtedness	$20,000	$20,000
9.625% Senior Notes due 2010	115,662	109,662	(1)

Total indebtedness	135,662	129,662

Shareholders’ deficiency:
Common shares, no par value, unlimited number authorized 55,023,590 shares issued and outstanding, historical 60,905,943 shares issued and outstanding, as adjusted	218,895	266,095
Other equity	6,266	6,266
Deficit	(247,089)	(247,186)
Accumulated other comprehensive income	3,791	3,791

Total shareholders’ deficiency	(18,137)	28,966

Total capitalization	$117,525	$158,628

(1)	The Company intends to use the net proceeds from the sale of the common shares offered hereby for the repayment of debt, including a portion of the Company’s 9.625% Senior Notes due 2010. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

DILUTION
If you invest in our common shares, you will experience dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book deficit per common share immediately after this offering. Net tangible book deficit represents the amount of our total tangible assets reduced by our total liabilities. Our net tangible book deficit as of June 30, 2009 was approximately $76,409,592, or $1.3887 per common share. After deducting the estimated underwriter’s commission and estimated offering expenses paid by us, our net tangible book deficit, as adjusted for the offering (assuming no exercise by the underwriter of its over-allotment option), as of June 30, 2009, would have been $29,209,591, or $0.4796 per common share. Assuming the occurrence of this offering as of June 30, 2009, this represents an immediate decrease in net tangible book deficit of $0.9091 per common share to our existing shareholders and an immediate dilution of $8.9796 per common share to new investors purchasing our common shares in this offering.
The following table illustrates the estimated per share dilution:

Public offering price per common share	$8.50

Net tangible book deficit per common share as of June 30, 2009	$1.3887

Increase per share attributable to the offering	$0.9091

As adjusted net tangible book deficit per share after the offering	$0.4796

Dilution to new investors purchasing common shares in the offering	$8.9796
If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book deficit would decrease to approximately $0.3574 per common share, representing an immediate decrease in net tangible book deficit of $1.0312 per common share to our existing shareholders and an immediate dilution of $8.8574 per common share to new investors purchasing our common shares in this offering.
The exercise of outstanding options and warrants having an exercise price less than the public offering price will decrease dilution to new investors.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Roth Capital Partners, LLC toll-free at 1-800-678-9147, by e-mail to rothecm@roth.com, by fax to (949) 720-7227 or by mail to 24 Corporate Plaza Drive, Newport Beach, CA, 92660, Attention: Equity Capital Markets.

SCHEDULE II
Underwriter Compensation
     The Company has entered into an underwriting agreement with us with respect to 5,882,353 shares of common stock which are being offered pursuant to a prospectus supplement. Pursuant to the underwriting agreement the Company has agreed to sell to us, and we have agreed to purchase from the Company, an aggregate of 5,882,353 shares of common stock.
     Pursuant to the underwriting agreement, the Company has also granted to us the option to purchase an aggregate of up to 882,353 additional shares as may be necessary to cover over-allotments.
     We propose to offer to the public the shares of common stock purchased pursuant to the underwriting agreement at the public offering price of $8.50 per share. In connection with the sale of the shares of common stock to be purchased by us, we will be deemed to have received compensation in the form of underwriting commissions. Our commission will be 5.0%, amounting to $0.425 per share of common stock for a total of $2,500,000 (or $2,875,000 assuming the exercise in full of the over-allotment option).
     Pursuant to the underwriting agreement, the Company has agreed to indemnify us, in our role as underwriter, and certain other parties against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which we or such other indemnified parties may be required to make in respect of any such liabilities.

SCHEDULE III
Opinions
August [•], 2009
Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660
Dear Sirs/Mesdames:

Re:	IMAX Corporation Issuance and Sale of 5,882,353 Common Shares
          We have acted as Canadian counsel for IMAX Corporation (“IMAX”) in connection with the sale today of 5,882,353 Common Shares (the “Purchased Shares”) to you pursuant to an underwriting agreement dated as of August 11, 2009 (the “Underwriting Agreement”) between IMAX and you. We understand that the Purchased Shares were offered for sale pursuant to a prospectus supplement dated August 11, 2009 (including the prospectus as so supplemented, the “Prospectus”) to a form of prospectus included in the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) by IMAX on April 8, 2009 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder. This opinion is being delivered pursuant to section 6(e) of the Underwriting Agreement.
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records of corporate proceedings, certificates and acknowledgements of officers of IMAX and of governmental officials and such other material as we have considered necessary or appropriate for the purpose of the opinions hereinafter expressed.
          For purposes of the opinions hereinafter expressed, we have assumed that the documents examined by us which purport to be originals are authentic and those which purport to be certified copies or facsimiles conform with the originals thereof and the signatures on all documents examined or received by us are genuine. The reference to “our knowledge” in paragraph 2, below, refers to the actual knowledge of the members of our firm actively engaged as counsel to IMAX in connection with the sale of the Purchased Shares, without independent inquiry beyond such inquiries of officers of IMAX as we have deemed necessary.

      The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, all as such laws exist and are construed as at the date hereof.
      Based upon the foregoing and subject to the qualifications expressed herein, we are of the opinion that:
1.	IMAX has been duly incorporated and is a subsisting corporation under the federal laws of Canada and has the corporate capacity and power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2.	The Purchased Shares have been duly authorized by all necessary corporate action on the part of IMAX. The Purchased Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Underwriting Agreement will be validly issued, fully paid and nonassessable, and the issuance of the Purchased Shares will not be subject to any pre-emptive rights or similar rights restricting the transfer of the Purchased Shares under the Canada Business Corporations Act or IMAX’s Articles of Amalgamation or By-Laws or, to our knowledge, otherwise.

3.	The statements in the Prospectus under the heading “Description of Common Shares”, insofar as such statements purport to summarize the rights, privileges, restrictions and conditions attaching to such shares set forth in IMAX’s Articles of Amalgamation, fairly present, in all material respects, such rights, privileges, restrictions and conditions.

4.	The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of IMAX.

5.	The issue and sale of the Purchased Shares pursuant to the Underwriting Agreement by IMAX do not (a) conflict with or violate IMAX’s Articles of Amalgamation or By-laws, or (b) contravene or result in a breach of or constitute a default under any agreement listed on Schedule A attached hereto to which IMAX is a party.
      This opinion is addressed to you and is solely for your benefit in connection with the purchase of the Purchased Shares and is not to be used, relied on, circulated or quoted from by any other person or for any other purpose without our prior written consent.
Yours very truly,

Schedule A
1.	Loan Agreement between IMAX Corporation (“IMAX”) and Congress Financial Corporation (Canada) dated February 6, 2004 (the “Loan Agreement”);

2.	First Amendment dated June 30, 2005 to the Loan Agreement;

3.	Second Amendment dated May 16, 2006 to the Loan Agreement between IMAX and Wachovia Capital Finance Corporation (Canada) (formerly, Congress Financial Corporation (Canada));

4.	Third Amendment dated September 30, 2007 to the Loan Agreement;

5.	Fourth Amendment dated December 5, 2007 to the Loan Agreement;

6.	Fifth Amendment dated May 5, 2008 to the Loan Agreement;

7.	Shareholders’ Agreement, dated as of January 3, 1994, among WGIM Acquisition Corporation, the Selling Shareholders as defined therein, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., Bradley J. Wechsler, Richard L. Gelfond and Douglas Trumbull (the “Selling Shareholders’ Agreement”);

8.	Amendment dated March 1, 1994 to the Selling Shareholders’ Agreement;

9.	Employment Agreement dated July 1, 1998 between IMAX and Bradley J. Wechsler;

10.	Amended Employment Agreement, dated July 12, 2000, between IMAX and Bradley J. Wechsler;

11.	Amended Employment Agreement, dated March 8, 2006, between IMAX and Bradley J. Wechsler;

12.	Amended Employment Agreement, dated February 15, 2007, between IMAX and Bradley J. Wechsler;

13.	Amended Employment Agreement, dated December 31, 2007, between IMAX and Bradley J. Wechsler;

14.	Services Agreement, dated December 11, 2008, between IMAX and Bradley J. Wechsler;

15.	Employment Agreement, dated July 1, 1998, between IMAX and Richard L. Gelfond;

16.	Amended Employment Agreement, dated July 12, 2000, between IMAX and Richard L. Gelfond;

17.	Amended Employment Agreement, dated March 8, 2006, between IMAX and Richard L. Gelfond;

18.	Amended Employment Agreement, dated February 15, 2007, between IMAX and Richard L. Gelfond;

19.	Amended Employment Agreement, dated December 31, 2007, between IMAX and Richard L. Gelfond;

20.	Amended Employment Agreement, dated December 11, 2008, between IMAX and Richard L. Gelfond;

21.	Employment Agreement, dated March 9, 2006, between IMAX and Greg Foster;

22.	First Amending Agreement, dated December 31, 2007, between IMAX and Greg Foster;

23.	Employment Agreement, dated May 17, 1999, between IMAX and Robert D. Lister;

24.	Letter Agreement, dated August 21, 2000, between IMAX and Robert D. Lister;

25.	Amended Employment Agreement, dated April 4, 2001, between IMAX and Robert D. Lister;

26.	Amended Employment Agreement, dated January 1, 2004, between IMAX and Robert D. Lister;

27.	Third Amending Agreement, dated February 14, 2006, between IMAX and Robert D. Lister;

28.	Fourth Amending Agreement, dated October 5, 2006, between IMAX and Robert D. Lister;

29.	Fifth Amending Agreement, dated December 31, 2007, between IMAX and Robert D. Lister;

30.	Stock Appreciation Rights Agreement, dated December 31, 2007, between IMAX and Robert D. Lister;

31.	Employment Agreement, dated May 14, 2007, between IMAX and Joseph Sparacio; and

32.	Employment Agreement, dated June 5, 2009 between IMAX and Gary Moss.

August [•], 2009
Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
IMAX Corporation
5,882,353 Common Shares
Ladies and Gentlemen:
We have acted as United States counsel to IMAX Corporation, a corporation organized under the federal laws of Canada (the “Company”), in connection with the purchase and sale of 5,882,353 common shares, no par value, of the Company (the “Common Shares”) pursuant to the Underwriting Agreement, dated as of August 11, 2009 (the “Underwriting Agreement”), between the Company and you. This opinion is furnished to you pursuant to Section 6[(e)] of the Underwriting Agreement.
In that connection, we have reviewed a copy of the Underwriting Agreement.
We have also reviewed the following:
(a)	The registration statement on Form S-3 (File No. 333-157300) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 13, 2009 and amendment no. 1 thereto filed by the Company with the Commission on April 8, 2009 (such registration statement, as so amended, including the documents incorporated by reference therein and the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(b)	The prospectus, dated April 8, 2009, forming a part of the Registration Statement, with respect to the offering from time to time of the Company’s securities (the “Base Prospectus”).

(c)	The preliminary prospectus supplement, dated August 11, 2009, relating to the Common Shares (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, in the

form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)	The final prospectus supplement, dated August 11, 2009, relating to the Common Shares (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”).

(e)	The originals or copies of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or documents, and the orders, writs, judgments, injunctions, decrees, determinations and awards, listed in Schedule A.

(f)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the Underwriting Agreement and other documents, we have assumed:
(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and in certificates of public officials and officers of the Company.

(e)	That the Underwriting Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That:
          (i) The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.
          (ii) The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Underwriting Agreement.

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          (iii) The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary action (corporate or otherwise) and do not:
(A)	contravene its certificate or articles of incorporation, bylaws or other organizational documents;

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)	result in any conflict with or breach of any agreement or document binding on it (other than the documents specified in Schedule A).
          (iv) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it, other than the documents specified in Schedule A, of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Underwriting Agreement or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.
We have not independently established the validity of the foregoing assumptions.
“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Underwriting Agreement or the transactions governed by the Underwriting Agreement. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.
A Notice of Effectiveness of the Commission indicates that the Registration Statement became effective under the Securities Act on April 16, 2009 at 4:00 p.m. On August [•], 2009, at approximately 8:30 a.m., a member of the Staff of the Commission advised us orally that there was no stop order suspending the effectiveness of the Registration Statement.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
1.	The execution and delivery by the Company of the Underwriting Agreement do not, and the performance by the Company of its obligations thereunder will not, (a) result in a

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violation of Generally Applicable Law or any order, writ, judgment, injunction, decree, determination or award listed in Schedule A, or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed in the Schedule A.

2.	No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any of the documents listed in Schedule A, is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Common Shares.

3.	The Underwriting Agreement has been duly executed and delivered by the Company under New York law.

4.	The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.
Our opinions expressed above are limited to (i) Generally Applicable Law and (ii) in the case of our opinion in paragraph 4 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.
This opinion letter is rendered to you in connection with the transactions contemplated by the Underwriting Agreement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
Very truly yours,

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SCHEDULE A
Indentures, Loan or Credit Agreements, Leases, Guarantees, Mortgages, Security
Agreements, Bonds, Notes, Other Agreements or Documents
1.	Registration Rights Agreement, dated as of February 9, 1999, by and among IMAX Corporation, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN Inc., the Michael J. Biondi Voting Trust, Bradley J. Wechsler and Richard L. Gelfond.
2.	Registration Rights Agreement, dated as of December 4, 2003, by and among IMAX Corporation, the Guarantors (as defined therein), Credit Suisse First Boston LLC, Jefferies & Company, Inc., Wachovia Capital Markets, LLC and U.S. Bancorp Piper Jaffray Inc., relating to the issuance of 9.625% Senior Notes due 2010.

3.	Indenture, dated as of December 4, 2003, as amended and supplemented, by and among IMAX Corporation, the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, related to the issue of the 9.625% Senior Notes due December 1, 2010.

4.	Consent and Forbearance Agreement, dated April 2, 2007, by and between IMAX Corporation and Plainfield Special Situations Master Fund Limited.

5.	IMAX Corporation Supplemental Executive Retirement Plan, as amended and restated as of January 1, 2006.

6.	Securities Purchase Agreement, dated as of May 5, 2008, by and between IMAX Corporation, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust, James E. Douglas, III, and K&M Douglas Trust.

7.	Amendment No. 1 to Securities Purchase Agreement, dated December 1, 2008, by and between IMAX Corporation, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust, James E. Douglas, III, and K&M Douglas Trust.
Orders, Writs, Judgments
Injunctions, Decrees, Determinations and Awards
[None.]

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
IMAX Corporation
5,882,353 Common Shares
Ladies and Gentlemen:
We have acted as United States counsel to IMAX Corporation, a corporation organized under the federal laws of Canada (the “Company”), in connection with the purchase by you from the Company, subject to the terms and conditions set forth in the Underwriting Agreement dated August 11, 2009 among you and the Company, of 5,882,353 common shares, no par value, of the Company (the “Offered Securities”).
In such capacity, we examined copies of the registration statement on Form S-3 (Registration No. 333-157300) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 13, 2009. As used herein, the term “Registration Statement” means such registration statement, including the documents and information deemed to be part thereof pursuant to Rule 430B(f) under the Securities Act, and the documents incorporated by reference therein; the term “Base Prospectus” means the base prospectus dated April 8, 2009 relating generally to the offer and sale of the Company’s securities which is included as part of the Registration Statement; the term “General Disclosure Package” means the preliminary prospectus supplement dated August 11, 2009 relating to the Offered Securities taken together with the information set forth in Schedule I to the Underwriting Agreement, the Base Prospectus, and the documents incorporated by reference therein; the term “Final Prospectus Supplement” means the final prospectus supplement dated August 11, 2009 relating to the Offered Securities, in the form in which it was filed pursuant to Rule 424(b) under the Securities Act; the term “Prospectus” means the Final Prospectus Supplement, the Base Prospectus, and the documents incorporated by reference therein; and the term “Applicable Time” means 7 a.m. New York City time on August 12, 2009, which we have assumed with your permission to be the time of first sale of the Offered Securities to the public. The documents incorporated by reference in the Registration Statement were prepared by the Company without our participation.
We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the General Disclosure Package and the Prospectus with certain officers or employees of the Company, with its counsel and its auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Prospectus.
Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.